Exhibit 1


                                  PERDIGAO S.A.




                                                                  May 21st, 2001




Dear sirs

In accordance with the instructions of the Brazilian Securities and Exchange Comission (CVM), Perdigao S.A. communicates that on May 20th ,2003, in the Board of Directors Meeting, was approved the reelection of the Executive Officers of Perdigao Companies, for 2 (two) years, until May, 2005, as follows:


Chief Executive Officer                            Nildemar Secches
Chief Financial Officer                            Wang Wei Chang
Chief Sales Officer                                Joao Rozario da Silva
Chief Operating Officer                            Paulo Ernani de Oliveira
Business Development Director                      Nelson Vas Hacklauer
Supply Chain Director                              Wlademir Paravisi


Should you have any questions or require additional information, please do not hesitate to contact the undersigned.

Very truly yours,

[OBJECT OMITTED]

PERDIGAO S.A.
WANG WEI CHANG
CHIEF FINANCIAL OFFICER